EXHIBIT 8.2

                          [DANCIA PENN & CO LETTERHEAD]

Your ref:

Our ref:  1168-66-003

8 December, 1999

Amethyst Financial Company Ltd.
c/o Arias Fabrega & Fabrega Trust
  Co. BVI Limited
325 Waterfront Drive
Omar Hodge Bldg. Second Floor
Wickham's Cay, Road Town
Tortola, British Virgin Islands

Pride International, Inc.
5847 San Felipe, Suite 3300
Houston, TX 77057

Dear Gentlemen:

1. We are lawyers qualified to practice and practising in the British Virgin Islands and have acted as counsel to Amethyst Financial Company Ltd. a company with limited liability incorporated in the British Virgin Islands under the provisions of the International Business Companies Act, 1984 (as amended) (the "Company"), and Pride International Inc., a Louisiana corporation ("Pride"), in connection with the registration of $53 million aggregate principal amount of the Company's 11 3/4% Senior Secured Notes due 2001 pursuant to a Registration Statement on Forms F-4 and S-4 (the "Registration Statement") to be filed by the Company and Pride with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The terms "old notes", "new notes" and "exchange offer" in this opinion have the same meanings as defined in the Registration Statement.

2. In rendering this opinion, we have examined the Company's constitutional documents and such corporate resolutions as we have considered necessary, the Registration Rights Agreement dated 28th October, 1999 among Amethyst Financial Company Limited, Pride International, Inc., Maritima Petroleo e Engenharia Ltda., and Donaldson, Lufkin & Jenrette Securities Corporation and the Registration Statement relating to the Exchange Offer referred to in the said Registration Rights Agreement.

3.  For the purpose of this opinion we have assumed:

    (i) that all documents submitted to us as facsimile, copy or specimen documents conform with their originals;
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                                        2
Amethyst Financial Company Ltd.
Pride International, Inc.
                                                                December 6, 1999

    (ii) that the signatures on the originals, certified or other copies of all documents submitted to us are genuine;

    (iii) that all documents submitted to us as originals are authentic; and

    (iv) the accuracy of the matters described in the Registration Statement and that the transactions described in the Registration Statement will take place as stated therein.

4. On the basis of the foregoing, we hereby confirm based on existing law and regulations, that the discussion set forth in the prospectus included in the Registration Statement under the caption "Tax Considerations -- Material British Virgin Islands Tax Considerations" is our opinion as to all material British Virgin Islands tax consequences of the exchange of old notes for new notes pursuant to the Exchange Offer.

5. We have updated our search of the company's records maintained at the Companies Registry of the British Virgin Islands as of today's date and have found no evidence of any steps having been taken or being taken to appoint a receiver, manager or a liquidator for or to wind up the Company, or any claims, litigation or arbitration proceedings being instituted against it and certify that the Company, may, as of the date hereof enter into the said Registration Statement relating to the Exchange Offer. Our opinion is subject to the qualifications and limitations set forth in that discussion.

6. We hereby consent to the references to our firm under the captions "Risk Factors -- Risk Factors Relating to Our Business", "Description of New
    Notes -- Enforceability of Judgments", and "Tax Considerations -- Material British Virgin Islands Considerations" in the prospectus included in the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Our opinion is given for the sole benefit of the addressees hereof and are not to be relied upon by any other person, nor are they to be quoted or made public in any way without our prior written consent.

Yours sincerely,

/s/ ASTRA D. PENN
    Astra D. Penn